Exhibit 99.1

NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

Contact:

Robert C. Turnham, President	Traded: NYSE (GDP)
Joe Leary, Interim-CFO

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM REMINDS HOLDERS OF EXISTING PREFERRED

STOCK OF THE UPCOMING EXPIRATION OF THE EXCHANGE OFFERS

HOUSTON, December 11, 2015 /PRNewswire/ — Goodrich Petroleum Corporation (NYSE: GDP) (the “Company”) reminds holders of the Company’s 5.375% Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), 10.00% Series C Cumulative Preferred Stock (“Series C Preferred Stock”) and 9.75% Series D Cumulative Preferred Stock (“Series D Preferred Stock” and, together with the Series B Preferred Stock and the Series C Preferred Stock, the “Existing Preferred Stock”) that the previously announced tender offers to exchange their Existing Preferred Stock for the Company’s newly created 10.00% Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Stock”) will expire at 5:00 p.m., New York City time, on December 15, 2015.

Holders who have already tendered their shares of Existing Preferred Stock do not have to re-tender their shares or take any other action.

The terms and conditions of the tender offer, prior to the amendment described in this release, were set forth in the Offer to Exchange and Letter of Transmittal, dated November 6, 2015 (the “Letter of Transmittal”), and the other related materials that the Company distributed to holders of the Existing Preferred Stock, which were filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Schedule TO on November 6, 2015 (the “Original Tender Offer Materials”). The Original Tender Offer Materials have been amended and supplemented by Amendment No. 1 to the Schedule TO, which was filed with the SEC on November 18, 2015 and Amendment No. 2 to the Schedule TO, which was filed with the SEC on December 9, 2015 (collectively, the “Schedule TO Amendments”). The term “tender offer,” when used in this release, shall refer to the terms and conditions described in the Original Tender Offer Materials, as amended and supplemented by the Schedule TO Amendments and this release.

Copies of the Offer to Exchange and Letter of Transmittal and other related materials may be found on the Company’s website at www.goodrichpetroleum.com, and be obtained from the Information Agent for the exchange offers, D.F. King & Co., Inc., at (866) 853-1834 (US toll free) or gdp@dfking.com.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING PREFERRED STOCK NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFERS. THE COMPANY IS MAKING THE EXCHANGE OFFERS ONLY BY, AND PURSUANT TO THE TERMS OF, THE OFFER TO EXCHANGE AND THE LETTER OF TRANSMITTAL. THE EXCHANGE OFFERS ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGES. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the SEC. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Goodrich Petroleum is an independent oil and gas exploration and production company listed on the New York Stock Exchange.

SOURCE Goodrich Petroleum Corporation

Robert C. Turnham, Jr., President, +1-713-780-9494